UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2015

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1065 Avenue of the Americas, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 1,  2015, Volt Funding Corp., a wholly-owned special purpose subsidiary (the “SPV”) of Volt Information Sciences, Inc. (the “Company”), established a one-year, $150 million accounts receivable securitization program (the “Securitization Program”) with PNC Bank, National Association (“PNC”).

To establish the primary terms and conditions of the Securitization Program, the following agreements were entered into: 1) The SPV, as borrower, entered into a Receivables Financing Agreement (the “RFA”), dated as of July 30, 2015, with the Company, as the initial servicer thereunder, and with PNC, as the initial lender, the letter of credit bank, and the administrative agent; and 2) The SPV, in its capacity as buyer, also entered into: (i) a Purchase and Sale Agreement (the “USPSA”), dated as of July 30, 2015, with certain wholly-owned United States subsidiaries of the Company, as originators thereunder, and the Company, as servicer; (ii) a Purchase and Sale Agreement (the “Canadian PSA”), dated as of July 31, 2015, with a wholly-owned Canadian subsidiary of the Company, as originator thereunder, and the Company, as servicer; and (iii) a Purchase and Sale Agreement (the “UKPSA”), dated as of August 1, 2015 with certain wholly-owned UK subsidiaries of the Company, as originators thereunder, and the Company, as servicer (the USPSA, the UKPSA and the Canadian PSA constitute the “PSAs”).

The Securitization Program has a one year term, expiring July 28, 2016.  It replaces the Company’s June 3, 2008 accounts receivable securitization program with PNC, as amended (the “Prior Securitization Program”), which related only to the receivables of United States entities.  On July 30, 2015, in connection with the Securitization Program, all amounts under the Prior Securitization Program were paid off, and it terminated in accordance with its terms.

Under the Securitization Program, receivables related to certain United States, UK and Canadian operations of the Company are sold by the respective originators to the SPV and the SPV borrows funds from PNC, secured by liens on the receivables, to finance the SPV’s purchase of receivables.  It is anticipated that the inclusion of the UK and Canadian operations in the Securitization Program will add approximately $20 million in borrowing capacity, subject to certain post-closing items under the RFA and PSAs, when compared with the Prior Securitization Program. The size of the Securitization Program may be increased from time to time, subject to certain approvals, up to a maximum of $250 million. The Company has used a portion of the funds made available pursuant to the Securitization Program to pay off the balance on the Prior Securitization Program, and expects also to use the Securitization Program to provide funding for working capital purposes, and to finance ongoing and future strategic initiatives.

Loans under the Securitization Program will accrue interest at a Libor-based rate or Adjusted Libor-based rate as defined in the RFA. In addition to US dollars, drawings can be denominated in Canadian dollars, subject to a C$30 million limit, and pounds sterling, subject to a £20 million limit. The Securitization Program also contains a revolving credit provision under which proceeds can be drawn for a definitive interest period of  30, 60, 90 or 180 days based on a Libor-indexed rate in effect for that period. The Securitization Program also includes a letter of credit sublimit of $50 million.

The Securitization Program contains customary representations and warranties and affirmative and negative covenants, and also contains customary default, indemnification and termination provisions. The Company has provided to PNC a customary Performance Guaranty with respect to the obligations of the United States, English and Canadian Originators.  The Securitization Program is not an off-balance sheet arrangement, as the SPV is a 100%-owned consolidated subsidiary of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the RFA, a copy of which is attached hereto as Exhibit 10.1, and the USPSA, UKPSA and Canadian PSAs, copies of which are attached hereto as Exhibits 10.2, 10.3, and 10.4 respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1
Receivables Financing Agreement, dated as of July 30, 2015, by and among Volt Funding Corp., as borrower, PNC Bank, National Association, as letter of credit bank and administrative agent, the persons from time to time party thereto as lenders and letter of credit participants, and Volt Information Sciences, Inc., as initial servicer.

10.2
Purchase and Sale Agreement, dated as of July 30, 2015, by and among P/S Partner Solutions, Ltd., VMC Consulting Corporation, Volt Information Sciences, Inc., and Volt Management Corp., as originators, Volt Information Sciences, Inc., as servicer, and Volt Funding Corp., as buyer.

10.3
Purchase and Sale Agreement, dated as of August 1, 2015, by and among Volt Europe Limited and Volt Consulting Group Limited, as originators, Volt Information Sciences, Inc., as servicer, PNC Bank, National Association, as  administrative agent, and Volt Funding Corp., as buyer.

10.4	Purchase and Sale Agreement, dated as of July 31, 2015, by and among Volt Canada Inc., as originator, Volt Information Sciences, Inc., as servicer, and Volt Funding Corp., as buyer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: August 5, 2015	By:	/s/ Paul Tomkins
Paul Tomkins
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
Receivables Financing Agreement, dated as of July 30, 2015, by and among Volt Funding Corp., as borrower, PNC Bank, National Association, as letter of credit bank and administrative agent, the persons from time to time party thereto as lenders and letter of credit participants, and Volt Information Sciences, Inc., as initial servicer.

10.2
Purchase and Sale Agreement, dated as of July 30, 2015, by and among P/S Partner Solutions, Ltd., VMC Consulting Corporation, Volt Information Sciences, Inc., and Volt Management Corp., as originators, Volt Information Sciences, Inc., as servicer, and Volt Funding Corp., as buyer.

10.3
Purchase and Sale Agreement, dated as of August 1, 2015, by and among Volt Europe Limited and Volt Consulting Group Limited, as originators, Volt Information Sciences, Inc., as servicer, PNC Bank, National Association, as  administrative agent, and Volt Funding Corp., as buyer.

10.4	Purchase and Sale Agreement, dated as of July 31, 2015, by and among Volt Canada Inc., as originator, Volt Information Sciences, Inc., as servicer, and Volt Funding Corp., as buyer.